                                                                    EXHIBIT 21.1

                             CHOLESTECH CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT




                                                 STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                       INCORPORATION
------------------                                       -------------
WellCheck Inc.                                            California